Exhibit 99.2

September 8, 2020

To: Chindata Group Holdings Limited

Re: The Listing of Chindata Group Holdings Limited (the “Company”) on the Nasdaq Global Select Market

Ladies and Gentlemen:

We are qualified lawyers of the People’s Republic of China (the “PRC”, which, for the purpose of this opinion, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this legal opinion on the laws of the PRC. We have acted as your legal counsel on the laws of the PRC in connection with (i) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”, each representing certain number of Class A ordinary shares of the Company), by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) in relation to the Offering, and (ii) the proposed listing and trading of the Company’s ADSs on the Nasdaq Global Select Market.

海问律师事务所 HAIWEN & PARTNERS

北京市海问律师事务所

地址：北京市朝阳区东三环中路 5号财富金融中心20 层（邮编100020）

Address：20/F, Fortune Financial Center, 5 Dong San Huan Central Road, Chaoyang District, Beijing 100020, China

电话(Tel): (+86 10) 8560 6888    传真(Fax)：(+86 10) 8560 6999    www.haiwen-law.com

北京BEIJING丨上海 SHANGHAI丨深圳 SHENZHEN丨香港 HONG KONG丨成都 CHENGDU

The following terms as used in this opinion are defined as follows:

“Control Agreements”	means the agreements set forth in Schedule II attached hereto.

“Hebei Qinshu”	means Hebei Qinshu Information Science and Technology Co., Ltd. ( 河北秦数信息科技有限公司), a company incorporated under the PRC Laws.

“Hebei Stack”	means Hebei Stack Data Technology Investment Co., Ltd. (河北思达歌数据科技投资有限公司), a company incorporated under the PRC Laws.

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定), which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.

“PRC Companies”	means, collectively, the PRC-incorporated companies as set out in Schedule I attached hereto.

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“Sitan (Beijing)”	means Sitan (Beijing) Data Science and Technology Co., Ltd. (思探（北京）数据科技有限公司), a company incorporated under the PRC Laws.

“Suzhou Stack”	means Suzhou Stack Data Technology Co., Ltd. (苏州思达歌数据科技有限公司), a company incorporated under the PRC Laws.

For the purpose of giving this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction of corporate records, agreements, documents and other instruments provided to us and such other documents or certificates issued or representations made by officials of government authorities and other public organizations and by officers and representatives of the Company as we have deemed necessary and appropriate as a basis for the opinions hereinafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals; (ii) the conformity to originals of all documents submitted to us as certified or reproduced copies; (iii) that all factual statements made in all documents are correct in all material respects; (iv) that all parties to the documents have full power and authority to enter into, and have duly executed and delivered, such documents; (v) that any document submitted to us remains in full force and effect up to the date of this opinion and has not been amended, varied, cancelled or superseded by any other document, agreement or action; and (vi) that, in response to our due diligence inquiries, requests and investigation for the purpose of this opinion, all the relevant information and materials that have been provided to us by the Company are true, accurate, complete and not misleading, and that the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part. Where important facts were not independently established to us, we have relied upon certificates issued by governmental authorities and appropriate representatives of the Company and/or other relevant entities and/or upon representations made by such persons in the course of our inquiry and consultation.

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the PRC Laws and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC. For the purpose of this opinion, the laws of the PRC do not include the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

Based on the foregoing and subject to any matters not disclosed to us, we are of the following opinion:

1.

Based on our understanding of the current PRC Laws (a) the ownership structure of the PRC Companies, both currently and immediately after giving effect to the Offering, does not and will not violate applicable PRC Laws currently in effect; (b) each of the Control Agreements is valid, binding and enforceable in accordance with its terms and applicable PRC Laws currently in effect, and will not violate any applicable PRC Laws currently in effect. However, there are substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the PRC Authorities will not take a view that is contrary to or otherwise different from our opinion stated above.

2.

The M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws, the Company is not required to obtain approval from the CSRC under the M&A Rules for listing and trading of the ADSs. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules;

3.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands;

4.

The statements set forth in the Registration Statement under the caption “Taxation – PRC Taxation” insofar as such statements purport to constitute summaries of the matters of the PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects and constitute our opinion on such matters; and

5.

To the best of our knowledge after due and reasonable inquiry, the statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Corporate History and Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation—PRC”, “Business” and “Regulations - PRC Regulations”, in each case insofar as such statements purport to constitute summaries of the matters of the PRC Laws, fairly reflect the matters purported to be summarized and are true and correct in all material respects.

The PRC Laws referred herein are laws of the PRC currently in force and there is no guarantee that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked at as a whole and no part should be extracted and referred to independently. It is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of the Registration Statement publicly submitted to the SEC on the date of this opinion and may not be used for any other purpose without our prior written consent. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Haiwen & Partners
Haiwen & Partners

SCHEDULE I

List of PRC Companies

1.	Suzhou Stack Data Technology Co., Ltd.

苏州思达歌数据科技有限公司

2.	Suzhou Sidake Data Science and Technology Co., Ltd.

苏州思达柯数据科技有限公司

3.	Chindata(Xiamen) Science and Technology Co., Ltd.

厦门秦淮科技有限公司

4.	Chindata (Shanghai) Data Science and Technology Co., Ltd.

秦淮（上海）数据科技有限公司

5.	Chindata (Hebei) Co., Ltd.

河北秦淮数据有限公司

6.	Hebei Stack Data Technology Investment Co., Ltd.

河北思达歌数据科技投资有限公司

7.	Huailai Qinhuai Data Technology Co., Ltd.

怀来秦淮数据技术有限公司

8.	Huailai Qinhuai Data Science and Technology Co., Ltd.

怀来秦淮数据科技有限公司

9.	Huailai Sidahui Data Co., Ltd.

怀来斯达惠数据有限公司

10.	Huailai Sidayuan Data Co., Ltd.

怀来斯达源数据有限公司

11.	Huailai Sidage Data Co., Ltd.

怀来斯达歌数据有限公司

12.	Huailai Sidake Data Co., Ltd.

怀来斯达科数据有限公司

13.	Huailai Sidarui Data Co., Ltd.

怀来斯达瑞数据有限公司

14.	Huailai Sidasheng Data Co., Ltd.

怀来斯达盛数据有限公司

15.	Huailai Sidaming Data Co., Ltd.

怀来斯达铭数据有限公司

16.	Huailai Sidazhi Data Science and Technology Co., Ltd.

怀来斯达智数据科技有限公司

17.	Huailai Sidayu Data Co., Ltd.

怀来斯达宇数据有限公司

18.	Huailai Sidadong Data Co., Ltd.

怀来斯达东数据有限公司

19.	Huailai Sidaxin Data Co., Ltd.

怀来斯达昕数据有限公司

20.	Huailai Sidahao Data Co., Ltd.

怀来斯达皓数据有限公司

21.	Huailai Sidajun Data Co., Ltd.

怀来斯达俊数据有限公司

22.	Huailai Sidazheng Data Co., Ltd.

怀来斯达铮数据有限公司

23.	Huailai Sidahua Data Co., Ltd.

怀来斯达华数据有限公司

24.	Beijing Zhonghuanyutong Architectural Design Co., Ltd.

北京中寰宇通建筑设计有限公司

25.	Huailai Sidaduo Data Co., Ltd.

怀来斯达铎数据有限公司

26.	Huailai Sidaqi Data Co., Ltd.

怀来斯达琪数据有限公司

27.	Huailai Sidashi Data Co., Ltd.

怀来斯达仕数据有限公司

28.	Nantong Stack Data Technology Co., Ltd.

南通思达歌数据科技有限公司

29.	Jiangsu Sidage Data Science and Technology Co., Ltd.

江苏思达歌数据科技有限公司

30.	Nantong Sidake Data Co., Ltd.

南通思达科数据有限公司

31.	Chindata(Jiangsu) Science and Technology Co., Ltd.

江苏秦淮数据科技有限公司

32.	Nantong Sidajie Information Technology Co., Ltd.

南通斯达捷信息技术有限公司

33.	Nantong Sidayun Information Technology Co., Ltd.

南通斯达云信息技术有限公司

34.	Sidage Investment (Shanghai) Co., Ltd.

思达歌投资（上海）有限公司

35.	Sidake Data Science and Technology (Shanghai) Co., Ltd.

思达柯数据科技（上海）有限公司

36.	Datong Qinshu Information Technology Co., Ltd.

大同秦数信息技术有限公司

37.	Datong Sidake Data Co., Ltd.

大同斯达科数据有限公司

38.	Datong Sidage Data Co., Ltd.

大同斯达歌数据有限公司

39.	Datong Sidayun Data Co., Ltd.

大同斯达云数据有限公司

40.	Datong Sidahao Data Co., Ltd.

大同斯达皓数据有限公司

41.	Datong Sidachen Data Co., Ltd.

大同斯达琛数据有限公司

42.	Datong Sidawen Data Co., Ltd.

大同斯达文数据有限公司

43.	Datong Sidayu Data Co., Ltd.

大同斯达煜数据有限公司

44.	Datong Qinhuai Data Co., Ltd.

大同秦淮数据有限公司

45.	Datong Sidatai Data Co., Ltd.

大同斯达泰数据有限公司

46.	Datong Sidaying Data Co., Ltd.

大同斯达颖数据有限公司

47.	Datong Sidayi Data Co., Ltd.

大同斯达屹数据有限公司

48.	Datong Sidajing Data Co., Ltd.

大同斯达靖数据有限公司

49.	Zhangjiakou Sidake Data Co., Ltd.

张家口思达柯数据有限公司

50.	Zhangjiakou Sinan Data Co., Ltd.

张家口斯楠数据有限公司

51.	Zhangjiakou Siyue Data Co., Ltd.

张家口斯岳数据有限公司

52.	Zhangjiakou Siyun Data Co., Ltd.

张家口斯云数据有限公司

53.	Hebei Qinshu Information Science and Technology Co., Ltd.

河北秦数信息科技有限公司

54.	Datong Qinling Information Science and Technology Co., Ltd.

大同秦灵信息科技有限公司

55.	Huailai Qinyuan Information Science and Technology Co., Ltd.

怀来秦园信息科技有限公司

56.	Huailai Qinrui Information Science and Technology Co., Ltd.

怀来秦瑞信息科技有限公司

57.	Huailai Qinsang Information Science and Technology Co., Ltd.

怀来秦桑信息科技有限公司

58.	Huailai Sida Data Science and Technology Co., Ltd.

怀来思达数据科技有限公司

59.	Jiangsu Qintong Data Science and Technology Co., Ltd.

江苏秦通数据科技有限公司

60.	Zhangjiakou Qinming Information Science and Technology Co., Ltd.

张家口秦铭信息科技有限公司

61.	Sitan (Beijing) Data Science and Technology Co., Ltd.

思探（北京）数据科技有限公司

62.	Chindata(Shenzhen) Co., Ltd.

深圳市秦淮数据有限公司

63.	Chindata(Beijing) Co., Ltd.

北京秦淮数据有限公司

64.	Sidake Hebei Data Science and Technology Co., Ltd.

思达科河北数据科技有限公司

65.	Datong Sitan Data Science and Technology Co., Ltd.

大同思探数据科技有限公司

SCHEDULE II

List of Control Agreements

Part I

1.	Exclusive Business Cooperation Agreement dated April 10, 2019 by and between Suzhou Stack and Sitan (Beijing)

2.	Purchase Option Agreement dated April 10, 2019 by and among Suzhou Stack, Sitan (Beijing), Qian Chen and Xu Fei

3.	Supplemental Agreement of Purchase Option Agreement dated April 9, 2020 by and among Suzhou Stack, Sitan (Beijing), Qian Chen and Xu Fei

4.	Power of Attorney dated April 10, 2019 by and among Suzhou Stack, Sitan (Beijing), Qian Chen and Xu Fei

5.	Equity Pledge Agreement dated April 10, 2019 by and among Suzhou Stack, Sitan (Beijing), Qian Chen and Xu Fei

Part II

1.	Exclusive Business Cooperation Agreement dated March 2, 2020 by and between Hebei Stack and Hebei Qinshu

2.	Purchase Option Agreement dated March 2, 2020 by and among Hebei Stack, Hebei Qinshu, Qian Chen and Xu Fei

3.	Power of Attorney dated March 2, 2020 by and among Hebei Stack, Hebei Qinshu, Qian Chen and Xu Fei

4.	Equity Pledge Agreement dated March 2, 2020 by and among Hebei Stack, Hebei Qinshu, Qian Chen and Xu Fei